EXHIBIT 10.33
WAIVER AND TERMINATION AGREEMENT
     THIS WAIVER AND TERMINATION AGREEMENT (“Agreement”) is dated as of the 27th day of August, 2007, by and between Clarion Operating, LLC (“Clarion”) and SOI Holdings, Inc. (“SOI” and together with Clarion, the “Parties”).
Recitals:
     WHEREAS, the Parties entered into a certain Management Services Agreement, dated July 29, 2005 (the “Management Agreement”);
     WHEREAS, the term of the Management Agreement will expire on July 28, 2008 (“Scheduled Termination Date”);
     WHEREAS, SOI is contemplating conducting an initial public offering (“IPO”) of its common stock, and SOI and Clarion desire to terminate the Management Agreement the day immediately preceding the closing of the IPO (“Agreed Termination Date”); and
     WHEREAS, Clarion desires to waive any Transaction Fee in connection with the IPO, or any Transaction occurring on or after the Agreed Termination Date.
     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties, intending to be legally bound hereby, agree as follows:
     1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Management Agreement.
     2. Waiver of Transaction Fee. Clarion hereby agrees that no Transaction Fee will be due or payable by SOI in connection with the IPO, or any Transaction occurring on or after the Agreed Termination Date.
     3. Payment of Termination Fee. Within ten (10) days following the Agreed Termination Date SOI will pay to Clarion a termination fee, equal to $33,333 multiplied by the number of months (pro-rated for partial months) between the Agreed Termination Date and the Scheduled Termination Date.
     4. Termination and Release. As of the Agreed Termination Date, the Management Agreement shall terminate, and, from and after the Agreed Termination Date, the Management Agreement shall be of no further force or effect and neither of the Parties, nor any of their respective successors in interest, shall thereafter have any rights or obligations thereunder, except that the indemnity provisions in Section 4 of the Management Agreement shall remain in effect with respect to any claims or causes of action which arise, or have arisen, from events which occurred prior to the Agreed Termination Date.

     5. Miscellaneous.
          (a) This Agreement contains the entire agreement of the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof.
          (b) This Agreement may not be amended except by an instrument in writing signed by both of the Parties.
          (c) The Parties represent and warrant that the individual signing this Agreement on its behalf has full authority to do so.
          (d) This Agreement and any claim or controversy hereunder shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to conflict of laws principles or rules of such state.
          (e) This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof.
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     IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed by their duly authorized officers and as of the day and year first above written.

CLARION:

CLARION OPERATING, LLC

By:	Clarion Capital Partners, LLC
its Managing Member

By:	/s/ Marc A. Utay

	Name:	Marc A. Utay
	Title:	Managing Partner

SOI:

SOI HOLDINGS, INC.

By:	/s/ Carl W. Guidice, Jr.

	Name:	Carl W. Guidice, Jr.
	Title:	President